EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 19, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Nov 2007 – Oct 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-2.1%	-4.1%	-4.5%	-5.1%	-4.4%	-1.1%	2.5%	-1.1%	11.4%	-21.2%	0.0	-0.1
B**	-2.1%	-4.1%	-5.0%	-5.7%	-5.0%	-1.8%	N/A	-1.8%	11.4%	-23.1%	-0.1	-0.2
Legacy 1***	-2.1%	-4.0%	-2.7%	-3.0%	-2.6%	N/A	N/A	-3.3%	11.0%	-16.4%	-0.2	-0.4
Legacy 2***	-2.1%	-4.0%	-3.0%	-3.3%	-2.9%	N/A	N/A	-3.6%	11.0%	-16.9%	-0.3	-0.4
Global 1***	-2.0%	-3.9%	-2.1%	-2.5%	-3.9%	N/A	N/A	-4.3%	10.5%	-15.9%	-0.4	-0.5
Global 2***	-2.0%	-3.9%	-2.3%	-2.7%	-4.1%	N/A	N/A	-4.6%	10.5%	-16.8%	-0.4	-0.6
Global 3***	-2.1%	-4.0%	-3.7%	-4.3%	-5.8%	N/A	N/A	-6.3%	10.5%	-21.8%	-0.6	-0.8

S&P 500 Total Return Index****	0.3%	-0.4%	16.0%	16.9%	13.8%	0.7%	7.1%	0.7%	19.1%	-50.9%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	-1.6%	-1.5%	2.9%	8.8%	11.9%	10.3%	7.9%	10.3%	13.3%	-12.3%	0.8	1.4
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	36%					35%
Energy	16%	Long	Natural Gas	3.2%	Long	15%	Long	Natural Gas	3.3%	Long
			Gasoline Blendstock	3.2%	Long			Gasoline Blendstock	3.0%	Long
Grains/Foods	11%	Long	Corn	3.8%	Long	11%	Long	Corn	3.7%	Long
			Wheat	1.3%	Long			Wheat	1.3%	Long
Metals	9%	Long	Gold	2.5%	Long	9%	Long	Gold	2.6%	Long
			Copper	1.6%	Long			Aluminum	1.5%	Short
FINANCIALS	64%					65%
Currencies	26%	Short $	Euro / Japanese Yen	1.8%	Long	27%	Short $	Euro / Japanese Yen	1.9%	Long
			Euro/Australian Dollar	1.5%	Short			Euro/Australian Dollar	1.5%	Short
Equities	26%	Long	S&P 500	6.1%	Long	26%	Long	S&P 500	6.1%	Long
			Eurostoxx Index	2.8%	Long			Eurostoxx Index	2.9%	Long
Fixed Income	12%	Long	U.S. Treasury Bond	2.1%	Long	12%	Long	U.S. Treasury Bond	2.1%	Long
			Ultra T-Bonds	1.6%	Long			Ultra T-Bonds	1.5%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell nearly 2%, following steep intraweek declines in the global equity markets which, in turn, reduced forecasts for future demand.  Natural gas markets rallied following reports from the U.S. Energy Information Administration which showed a smaller-than-expected increase in domestic supplies.

Grains/Foods
Grains prices moved higher after the Ukraine reported weak supply data, an action which speculators believed will have a bullish effect on demand for U.S. crops.  Strong U.S. export data also added to gains.  Cocoa prices rallied to a three-week high as demand was fostered by reports which showed increased global demand.

Metals
Gold markets fell 2% as a late-week rally in the U.S. dollar eased inflation concerns.  Data illustrating Chinese GDP growth had declined by a less-than- expected amount also put pressure on gold, as investors reduced safe-haven positions.  Copper markets declined following weak U.S. homes resale data for September.

Currencies
The euro held on to early-week strength created by news Spain had adopted a new austerity package. This action fueled hopes the nation may soon meet requirements for European Central Bank bailout assistance.  The Japanese yen posted setbacks following bullish export data and a steady economic growth rate for China.

Equities
European and North American equity markets posted strong early-week gains after the release of bullish industrial production data and the reassuring comments from Eurozone officials.  Gains were sharply offset near week-end due to renewed concerns surrounding Europe’s ability to bailout Spain and worse-than-expected Q3 earnings reports from several major firms.  Despite the strong late-week pullback, equity markets finished modestly higher for the week.

Fixed Income
Early-week optimism surrounding the European and U.S. economies led to declines in the U.S. Treasury markets.  Upbeat retail sales data also drove debt markets lower.  German Bund markets fell following news Moody’s Investor Services refrained from downgrading Spanish debt further, which reduced demand for safe-haven Bunds.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.